EXHIBIT 99.(2)(k)(v)
COLLATERAL SECURITIES ACCOUNT AGREEMENT


                     COLLATERAL SECURITIES ACCOUNT AGREEMENT

     AGREEMENT, dated as of October 1, 2004, among BOULDER GROWTH & INCOME FUND, INC. ("Borrower"), a corporation organized under the laws of Maryland and registered as an investment company under the Investment Company Act of 1940 (the "1940 Act"), CUSTODIAL TRUST COMPANY, a bank organized under the laws of the State of New Jersey ("Lender"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company ("Securities Intermediary").

     WHEREAS, Borrower wishes to borrow funds from Lender for the purpose of purchasing and otherwise dealing in securities in its business as an investment company registered under the 1940 Act, and to pledge securities and other assets as collateral for such borrowings pursuant to a Loan and Pledge Agreement, dated as of February 21, 2003, between Lender and Borrower (the "Loan and Pledge Agreement");

     WHEREAS, such securities and other assets belonging to Borrower are held in custody with Securities Intermediary pursuant to a Custodian Agreement, dated as of September 29, 2004, between Borrower and Securities Intermediary (the "Custody Agreement");

     WHEREAS, to facilitate Borrower's pledge pursuant to the Loan and Pledge Agreement of such securities and other assets, and to perfect Lender's security interest therein, Borrower and Lender desire that all such securities and other assets as may from time to time be pledged to Lender be credited to and held in a segregated account established with Securities Intermediary to which only securities and other assets of Borrower are credited;

     WHEREAS, Borrower and Lender desire to retain and employ Securities Intermediary to act, and Securities Intermediary is willing to act, as securities intermediary as provided herein with respect to the securities and other assets of Borrower that are pledged to Lender;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein that are defined in the New York Uniform Commercial Code as in effect from time to time (the "NYUCC") shall have the meanings given such terms therein. The term "securities intermediary" when used herein but not capitalized shall have the meaning given such term in the NYUCC as in effect from time to time.

     2. APPOINTMENT OF SECURITIES INTERMEDIARY. Securities Intermediary shall maintain a collateral security account for the securities and other assets of Borrower entitled "Special Custody Account for Custodial Trust Company as Pledgee of Boulder Growth & Income Fund, Inc." (the "Pledge Account"), and Securities Intermediary shall credit thereto and maintain therein all such securities and other assets acceptable to it as it may receive for the Pledge
Account in accordance with Section 6(b) or Section 6(c) below; provided, however, that Securities Intermediary shall neither accept for the Pledge Account, nor credit to and maintain in the Pledge Account, any securities in physical form, unless registered in the name of the Securities Intermediary or its nominee..

     3. ACCOUNT; REGISTRATION. (a) Securities Intermediary shall open the Pledge Account no later than on such date as Lender may reasonably direct and thereafter shall maintain the Pledge Account and act hereunder pursuant to the terms of this Agreement. Securities Intermediary shall credit to and maintain in the Pledge Account, subject to the provisions hereof, all cash, securities and other property acceptable to it that it may from time to time receive for the Pledge Account in accordance with Section 6(b) and Section 6(c) below.

     (b) All cash, securities and other property in the Pledge Account shall (i) be beneficially owned by Borrower, subject only to the lien and security interest in favor of Lender created by Borrower under the Loan and Pledge Agreement, and (ii) not be subject to any right, charge, security interest, lien, set-off or claim of any kind in favor of Securities Intermediary or any person (legal or natural) claiming through Securities Intermediary.

     (c) The Pledge Account shall have credited to it only the securities and other assets of Borrower.

     (d) In maintaining the Pledge Account and otherwise acting pursuant to this Agreement, Securities Intermediary is acting solely as a securities intermediary as provided in this Agreement.

     (e) The Pledge Account is an account to which Financial Assets are or may be credited, and all securities and other assets credited to the Pledge Account shall be deemed to be Financial Assets under Article 8 of the NYUCC. Securities Intermediary shall indicate by book entry that such Financial Assets have been credited to the Pledge Account.

     (f) Any and all securities and other property credited to the Pledge Account may be credited to a Securities Account that (i) maintained in the name of Securities Intermediary or its nominee at (A) any sub-custodian employed by Securities Intermediary pursuant to Section 4 below or (B) at any clearing corporation (or agency) or book-entry system, inside or outside the United States, which it is standard market practice to use for the comparison and settlement of trades in such securities or other property, and (ii) is a Securities Account to which are credited only assets held by Securities Intermediary as a securities intermediary, custodian, fiduciary or otherwise for customers.

     (g) Securities Intermediary shall not change the name of the Pledge Account without the prior consent in writing of Lender.

     (h) Securities Intermediary is authorized to disclose Borrower's name, address and securities positions in the Pledge Account to the issuers of such securities when requested by them to do so.

     4. AGENTS. Securities Intermediary may employ other banks and trust companies as sub-custodians and may employ other suitable agents. The appointment of any agent pursuant to this Section 4 shall not relieve Securities Intermediary of any of its obligations or liabilities under this Agreement. However, any book-entry system maintained by a Federal Reserve Bank, The Depository Trust Company, Euroclear, Clearstream and any other clearing corporation or agency, which it is or may become standard market practice to use for the comparison and settlement of trades in securities or other property, shall not be sub-custodians, agents or sub-contractors of Securities Intermediary for purposes of this Section 4 or otherwise.

     5. CONTROL; ENTITLEMENT ORDERS AND INSTRUCTIONS. (a) Without further consent of Borrower or any other person (legal or natural), Securities Intermediary shall act with respect to securities and other assets credited to the Pledge Account only in accordance with written Entitlement Orders and other written instructions of Lender. This Section 5(a) shall not be construed to prevent Securities Intermediary from taking, until such time as it is otherwise instructed by Lender, the actions provided for in Section 6(c) below or Section 7 below.

     (b) All Entitlement Orders and other instructions hereunder shall be in writing. Securities Intermediary may rely upon and act in accordance with any such Entitlement Orders or other instructions which it reasonably believes to have been given or signed on behalf of Lender by one of the persons designated by Lender in Schedule A hereto as it may from time to time be revised upon reasonable notice to Securities Intermediary.

     (c) Unless otherwise specified herein, all Entitlement Orders and other instructions of Lender to Securities Intermediary, and all other instructions, demands, notices and other communications given with respect to this Agreement or the Pledge Account by one of the parties hereto to one or both of the other parties hereto shall be sent, delivered or given to the recipient at the address, or the relevant telephone number, set forth after its name hereinbelow:

                           To Borrower:

                           BOULDER GROWTH & INCOME FUND, INC.
                           1680 38th Street, Suite 800
                           Boulder, CO 80301
                           Attention: Stephen C. Miller
                           Telephone: (303) 442-2156
                           Facsimile: (303 245-0420


                           To Lender:

                           CUSTODIAL TRUST COMPANY
                           101 Carnegie Center
                           Princeton, NJ 08540-6231
                           Attention: Vice President - Trust Operations
                           Telephone: (609) 951-2320
                           Facsimile: (609) 951-2327


                           To Securities Intermediary:

                           INVESTORS BANK & TRUST COMPANY
                           200 Clarendon Street
                           Boston, MA  02116
                           Attention:  Paula Lordi, Client Management
                           Telephone: (617) 937-6674

or at such other address or telephone number as any party shall have provided to the others by notice given in accordance with this Section 5(c).

     6. DELIVERY AND RECEIPT OF SECURITIES; PAYMENT FOR SECURITIES; ETC. (a) Securities Intermediary shall make deliveries of securities and other assets from the Pledge Account (i) if to Borrower, only upon and in accordance with instructions of Lender, and (ii) if to any other person (legal or natural), including Lender, only upon and in accordance with instructions of Lender, and only if, before making any such delivery, it has received a notice from Lender certifying either (A) that an Event of Default with respect to Borrower has occurred under the Loan and Pledge Agreement and is continuing or (B) if the asset to be delivered from the Pledge Account is cash, that such cash is being applied in accordance with the Loan and Pledge Agreement to repay loans thereunder.

     (c) Securities Intermediary shall receive for the Pledge Account, as and when it becomes due and payable, any money or property (including payments of principal, dividends and interest) due and payable on or on account of the securities and other assets credited to the Pledge Account and, unless otherwise instructed by Lender in a timely manner, shall promptly pay any such money over to Borrower. All non-cash property that is so received by Securities Intermediary for the Pledge Account shall be credited to and maintained in the Pledge Account as provided in this Agreement.

     7. PROXIES AND OTHER MATERIALS. (a) Unless otherwise instructed by Lender in a timely manner, Securities Intermediary shall promptly deliver to Borrower, to the extent required in the Custody Agreement, all notices of meeting, proxies and proxy materials which it receives regarding securities held by it in the Pledge Account.

     (b) Unless otherwise instructed by Lender, Securities Intermediary shall promptly deliver to Borrower, to the extent required in the Custody Agreement, other documents and written information received by Securities Intermediary from issuers of securities credited to the Pledge Account or from others regarding such securities or other assets held in the Pledge Account.

     8. RECORDS AND REPORTS. (a) Securities Intermediary shall keep accurate and detailed accounts, in accordance with industry standards, of all receipts, deliveries and other transactions in the Pledge Account, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times and upon reasonable prior notice by any person designated by Borrower or Lender.

     (b) For each business day that there are securities or other assets held in the Pledge Account, or there is a transaction in the Pledge Account, a report of all transactions in the Pledge Account on such business day (or if there were no such transactions, then a statement to that effect) shall be delivered by Securities Intermediary to Lender (at such e-mail address or in such other manner as Lender may agree with Securities Intermediary from time to time in writing) on the next succeeding business day.

     (c) Securities Intermediary shall furnish to Borrower and Lender a monthly statement of transactions in the Pledge Account and such other reports as shall be reasonably requested by Lender or Borrower and are provided by Securities Intermediary in the ordinary course of its business.

     9. FEES AND TRANSACTION COSTS. Lender shall pay Securities Intermediary such fees and charges for services rendered by Securities Intermediary under this Agreement as Lender and Securities Intermediary shall from time to time agree.

     10. SUPER PRIORITY LIEN; ADVERSE CLAIMS. (a) In the event that Securities Intermediary has, or subsequently obtains, by agreement, by operation of law or otherwise a security interest in the Pledge Account or in any security or other asset credited thereto, such security interest shall be subordinate to Lender's security interest therein pursuant to the Loan and Pledge Agreement. The securities and other assets held in the Pledge Account shall not be subject to deduction, set-off, banker's lien or any other right in favor of Securities Intermediary.

     (b) If, to the knowledge of Securities Intermediary, any person (legal or natural) asserts any lien, encumbrance or other adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledge Account or any securities or other assets credited thereto, Securities Intermediary shall promptly give notice thereof to Borrower and Lender. Securities Intermediary shall have no obligation to conduct any investigation or to take any other steps to obtain such knowledge.

     (c) Upon Security Intermediary's request that it do so, Borrower shall exercise such rights as it may then have under the Loan and Pledge Agreement to obtain the release from the Pledge Account of securities and other assets constituting excess collateral in the Pledge Account pursuant to the Loan and Pledge Agreement.

     11. TERMINATION. (a) This Agreement may be terminated at any time that there are no loans outstanding under the Loan and Pledge Agreement by any of the parties hereto upon seven days' written notice to each of the other parties hereto. In the event of any such termination and in accordance with Lender's instructions to do so (which instructions shall not be unreasonably withheld), all property then in the Pledge Account shall be transferred to such custody accounts of Borrower as Borrower shall have designated to Lender in writing.

     (b) This Agreement may also be terminated by Securities Intermediary upon termination of the Custody Agreement and one day's written notice to Lender and Borrower, if, prior to the termination of the Custody Agreement, all property then in the Pledge Account has been transferred to collateral accounts established on terms and at another securities intermediary that Lender, in the exercise of its sole discretion, has approved in writing.

     12. REPRESENTATIONS AND WARRANTIES. (a) Each of Borrower, Lender and Securities Intermediary represents and warrants, as to itself only, that (i) it has all necessary power and authority to perform its obligations hereunder, (ii) the execution and delivery by it of this Agreement, and the performance by it of its obligations under this Agreement, have been duly authorized by all necessary action, corporate or otherwise, and will not violate any law, regulation, charter, by-law, or other instrument, restriction or provision applicable to it or by which it is bound, and (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforceability of remedies, to bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity.
(b) Securities Intermediary further represents and warrants that (i) the Pledge Account has been established as set forth in Section 2 above and will be maintained in the manner set forth herein until the termination of this Agreement pursuant to Section 11 above, (ii) except for the Custody Agreement, there are no other agreements entered into between Securities Intermediary and Borrower with respect to the Pledge Account, (iii) it has not entered into, and until the termination of this Agreement it will not enter into, any agreement with any other person (legal or natural) relating to the Pledge Account and/or any Financial Assets credited thereto pursuant to which it has agreed, or will agree, to comply with Entitlement Orders or other instructions of such person with respect to the Pledge Account or such Financial Assets, and (iv) it has not entered into, and until the termination of this Agreement it will not enter into, any agreement with Borrower purporting to limit or condition the obligation of Securities Intermediary to comply with instructions of Lender, including Entitlement Orders, as set forth in this Agreement.

     13. STANDARD OF LIABILITY AND INDEMNITY. (a) Securities Intermediary shall be liable to Lender only for any loss, damage, cost, expense (including reasonable attorneys' fees and disbursements), liability or claim to the extent arising from willful misfeasance, bad faith or negligence on the part of Securities Intermediary. Securities Intermediary shall be liable to Borrower only for any loss, damage, cost, expense (including reasonable attorneys' fees and disbursements), liability or claim to the extent arising from willful misfeasance, bad faith or gross negligence on the part of Securities Intermediary. In no event shall Securities Intermediary be liable for special, indirect or consequential damages, even if Securities Intermediary has been advised of the possibility of such damages.

     (b) Borrower shall indemnify and hold harmless Securities Intermediary and any nominee of Securities Intermediary from and against any loss, damage, cost, expense (including reasonable attorneys' fees and disbursements), liability or claim arising directly or indirectly (i) from the fact that securities in the Pledge Account are registered in the name of a nominee, or (ii) from the provision of services under this Agreement, provided that Securities Intermediary shall not be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim to the extent arising from Securities Intermediary's willful misfeasance, bad faith or gross negligence.

     14. RESPONSIBILITY OF SECURITIES INTERMEDIARY. Securities Intermediary shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against Securities Intermediary. In particular, but without limiting the generality of this Section 14, Securities Intermediary shall have no responsibility to determine whether any security interest created in favor of Lender under the Loan and Pledge Agreement or otherwise is valid or enforceable or whether the value or type of the property in the Pledge Account constitutes adequate security under the Loan and Pledge Agreement or otherwise, or, if it does not constitute such adequate security, to take any action other than pursuant to instructions of Lender given in accordance with this Agreement, or to ensure compliance by Lender or Borrower with the Loan and Pledge Agreement or any law or regulation regarding the establishment or maintenance of margin credit, or to independently verify the truthfulness of any notice given to Securities Intermediary by Lender or Borrower under this Agreement.

     15. CONFLICT WITH OTHER AGREEMENTS. In the event of any conflict or inconsistency between this Agreement (or any portion thereof) and any other agreement (whether now or hereafter existing) entered into between or among Securities Intermediary and one or both of the other parties hereto, the terms of this Agreement shall prevail.

     16. GOVERNING LAW. This Agreement, the Pledge Account and the Security Entitlements related thereto shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law principles thereof. Securities Intermediary's jurisdiction as securities intermediary shall, for purposes of the NYUCC, be deemed to be the State of New York.

     17. NO WAIVER. No failure by any party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by any party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

     18. AMENDMENTS. This Agreement cannot be changed orally, and, except as otherwise provided herein with respect to Schedule A hereto, no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by all the parties hereto.

     19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     20. SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     21. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party hereto without the written consent of the other parties hereto (except that Securities Intermediary may assign this Agreement without such consent to any affiliate of Securities Intermediary to which it also assigns the Custody Agreement). Any purported assignment in violation of this Section 21 shall be void.

     22. JURISDICTION. Any suit, action or proceeding with respect to this Agreement may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, and the parties hereto hereby submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding, and hereby expressly and irrevocably waive for such purpose any other preferential jurisdiction by reason of their present or future domicile or otherwise. The parties hereto hereby expressly and irrevocably waive the right to a jury trial with respect to any matter relating to this Agreement.

     23.  HEADINGS.   The  headings  of  sections  in  this  Agreement  are  for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its representative thereunto duly authorized, as of the day and year first above written.


                                BOULDER GROWTH & INCOME FUND, INC.


                                By /s/ Carl Johns
                                Name: Carl Johns
                                Title:  VP and Treasurer


                                CUSTODIAL TRUST COMPANY



                                By: /s/ Ben Szwalbenest
                                Name: Ben Szwalbenest
                                Title: President



                                INVESTORS BANK & TRUST COMPANY



                                By: /s/ Andrew M. Nesvet
                                Name:  Andrew M. Nesvet
                                Title:  Managing Director

                                   SCHEDULE A


                        Signatures of Authorized Persons


     Set forth below are the names and specimen signatures of the persons authorized by CUSTODIAL TRUST COMPANY to give written instructions to Securities Intermediary.


                  NAME                          SIGNATURE

  Ben Szwalbenest                               /s/ Ben Szwalbenest

  Kevin Darmody                                 /s/ Kevin Darmody